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                                  EXHIBIT 99.1

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

Purchaser                       Number of Shares
---------                       ----------------
J. Francis Lavelle                   833,333
c/o The Nassau Group, Inc.
18 Kings Highway North
Westport, CT 06880

R. Scott Asen                        902,777
c/o Asen and Company
224 East 49th Street
New York, NY 10017

NMB Investment Group                 222,222
c/o Gilder, Gagnon, Howes
  & Co. L.L.D.
1775 Broadway
New York, New York   10019

J. Graham Russell                    250,000
214 Madison Street
Denver, Colorado   80206

AB Associates LP                     222,222
c/o Asen and Company
224 East 49th Street
New York, NY 10017

Asen & Co., Inc. FBO                 83,333
SDFJ, Inc.
c/o Asen and Company
224 East 49th Street
New York, NY 10017

Dean Witter Reynolds                 27,777
  C/F David V. Foster
  IRA Rollover DTD 2/17/95
  c/o Asen and Company
  224 East 49th Street
  New York, NY 10017


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Woodmere Court Investments           83,333
c/o Asen and Company
224 East 49th Street
New York, NY 10017

Nicole Miller and                    55,555
 Kim Taipale
c/o Asen and Company
224 East 49th Street
New York, NY 10017

Gregory A. Beard                     55,555
c/o Asen and Company
224 East 49th Street
New York, NY 10017

Sabrina Kirkpatrick                  13,888
c/o Asen and Company
224 East 49th Street
New York, NY 10017

Robert G. Beimer                     27,778
4203 West Pond View Place
Littleton, Colorado 80123

Thomas A. Dippel                     55,556
c/o The Nassau Group, Inc.
18 Kings Highway North
Westport, CT 06880

John S. Lovell                       138,889
13692 West Bates Avenue
Lakewood, Colorado 80228


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Edward J. Rand                       27,778
1326 Preserve Cricle
Golden, Colorado 80401

David S. Williams                    55,556
4729 Tiarra Park Court
Reno, Nevada 89502

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